Exhibit 99.1

ENERGY FOR THE FUTURE

PRESS RELEASE

FOR IMMEDIATE RELEASE

ENER1’s EnerDel Subsidiary Announces Lithium Ion Battery Test Results for Advanced
High-Power Batteries for Hybrid Vehicle Applications

FORT LAUDERDALE, FL, Feb. 21, 2007, Ener1, Inc. (OTCBB: ENEI), an alternative energy company, announced that its EnerDel subsidiary had received outstanding results from independent laboratory tests of its lithium ion battery cells for hybrid electric vehicles (HEVs) .

The battery cells were tested for power-assist goal performance, including tests for static capacity, hybrid pulse power, self-discharge and thermal performance at various temperatures. EnerDel said the initial tests results show that its cells met and exceeded phase-one performance goals of the U.S. Advanced Battery Consortium (USABC) program contract. USABC is a part of the United States Council for Automotive Research (USCAR), an umbrella organization for collaborative research among DaimlerChrysler Corporation, Ford Motor Company and General Motors Corporation, which often works with the U.S. Department of Energy (DOE) to strengthen the North American auto industry through cooperative development of advanced technologies.

In particular, the EnerDel cells averaged 50 percent more discharge power (i.e., ability to accelerate in stop–and-go traffic) compared to the end-of-life target, and the cells had a significantly lower self- discharge (i.e., the amount of battery energy loss when the vehicle is not operating) than the USABC target. The cells exhibited consistent discharge results over wide temperature ranges, including very good low temperature performance. In the next stage tests expected in April 2007, the batteries will be tested additionally for high hybrid pulse power characterization, cold cranking, efficiency and lifetime performance.

Ulrik Grape, CEO of EnerDel, said, “We are pleased that these test results from an independent laboratory confirm that our lithium ion battery technology has great promise for the hybrid electric vehicle market. We look forward to the next testing phase and expect to show results that will continue to meet and exceed the battery performance requirements of USABC and the DOE and that will set a very high standard of performance in the United States.”

Charles Gassenheimer, Vice Chairman of Ener1, Inc., said that the test results represent another important milestone for Ener1. “We believe these test results are another step towards validation of our lithium ion battery technology for the hybrid electric vehicle market. This is further evidence that we are accelerating our work toward commercialization of a battery that has the potential to significantly improve future hybrid vehicles made in the United States and add value to the American automotive industry.”

EnerDel is working under a 12-month, cost-share contract from USABC as part of a proposed three-phase plan to launch a cost competitive lithium ion battery that is lighter, smaller and higher in power than existing battery technologies for hybrid electric vehicles. The company is collaborating with Argonne National Laboratory, one of the DOE’s largest research centers, on the advanced materials that give the battery its characteristics. EnerDel’s long-term plan includes the mass-manufacture of li-ion batteries in the State of Indiana using automated production technologies.

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About Ener1, Inc.
Ener1, Inc. (OTCBB:ENEI) is an alternative energy technology company that is developing 1) lithium ion batteries for hybrid electric vehicles (HEV) at its 80.5% owned EnerDel subsidiary through corporate ventures and strategic partnerships with Delphi, ITOCHU and EnerStruct, 2) commercial fuel cell products through its EnerFuel subsidiary, and 3) nanotechnology-based materials and manufacturing processes for batteries and other applications at its NanoEner subsidiary. For more information, visit http://www.ener1.com or call 954-556-4020.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995 conveying management expectations as to the future based on plans, estimates and projections at the time the statements are made. The forward-looking statements contained in this press release involve risks and uncertainties, including, but not necessarily limited to: EnerDel’s ability to succeed as a supplier of batteries to the hybrid electric vehicle and other markets; Ener1’s ability to successfully develop and market proposed lithium battery, fuel cell and nanotechnology-based products and services; the degree of competition in the markets for lithium battery, fuel cell and nanotechnology-based products and services; Ener1’s history of operating losses; the lack of operating history for the development stage Ener1 businesses; the need for additional capital; the dependency upon key personnel; and other risks detailed in filings made from time to time with the Securities and Exchange Commission. These risks and uncertainties could cause actual results or performance to differ materially from any future results or performance expressed or implied in the forward-looking statements included in this release. Ener1 undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further details contact:	For media inquiries:
Jerry Herlihy Ener1, Inc. T: (954) 556-4020 e-mail: jherlihy@ener1.com	Victor Webb/Madlene Olson Marston Webb International T: (212) 684-6601 e-mail: marwebint@cs.com